UNITED STATES

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VIVOS THERAPEUTICS, INC.
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Vivos Therapeutics, Inc.

Supplemental Proxy Materials
For the Annual Meeting of Stockholders on November 26, 2024

November 6, 2024

Dear Fellow Vivos Stockholders,

As we approach the Vivos Therapeutics, Inc. 2024 Annual Meeting of Stockholders on November 26, 2024 at 10:00 a.m. Mountain time, I am pleased to report the progress we have made over the past 12 months to expand our regulatory approvals, enhance our prospects for top line revenue, and bolster our balance sheet. Of note:

●	our first provider alliance marketing and distribution model in Colorado is making steady progress, and patient conversion rates are hitting our forecasts, which we expect will significantly impact our revenues over the next year as we extend the model to two additional locations, with others being planned;

●	we received two groundbreaking FDA clearances for our CARE oral medical devices, including the first ever FDA 510(k) clearance to treat severe OSA in adults (November 2023) and then just recently another clearance for our CARE DNA appliance to reduce snoring and treat moderate to severe OSA in children aged 6 to 17. In addition, certain Vivos CARE devices are now Medicare eligible, and we recently received new CPT® medical codes applicable to all Vivos CARE devices from the American Medical Association, which will become effective January 1, 2025;

●	we secured $11.8 million in new investor capital during this year, including equity capital from a leading private equity sponsor, which has extended our cash runway and strengthened our stockholders’ equity; and

●	we also marked 8 consecutive quarters of operating cost reductions as we continue to push toward becoming cash flow positive.

We believe more than ever that Vivos has the right vision to address the national crisis of sleep apnea and related conditions arising from certain dentofacial abnormalities. Which is why we are asking again for your support at our 2024 Annual Meeting. On October 15, 2024, we mailed you our 2024 Annual Meeting proxy statement describing several proposals to be considered at the annual meeting Your vote is extremely important, so if you haven’t done so already, please take the time to vote today. We have retained Lioness Consulting LLC as our proxy solicitor for this meeting. You may receive a call to assist you with your vote or you can also call 888-406-3117 or email: info@lionessconsultingllc.com.

To continue our momentum, we urge all our stockholders to vote “FOR” for each of the following proposals:

Proposal 1 - Election of Our Existing Six Directors

Proposal 2 - Approval of Vivos’ proposed 2024 Omnibus Equity Incentive Plan and Contingent Awards

Proposal 3 - Ratification of Our Auditors

To register for the virtual meeting, please visit here. To review the full proxy statement please visit here.

I wish to thank all of our stockholders for your continued support and look forward to the remainder of 2024 and beyond as we seek to fulfill our mission and drive value for our investors.

Sincerely,

/s/ R. Kirk Huntsman
R. Kirk Huntsman
Chairman and CEO